Report of Independent Registered Public Accounting Firm
To the Shareholders and Board of Trustees
Blue Owl Alternative Credit Fund:
Opinion on the Consolidated Financial Statements
We have audited the accompanying consolidated statement of assets and liabilities of Blue Owl Alternative Credit Fund (the Fund), including the consolidated summary schedule of investments, as of December 31, 2025, the related consolidated statements of operations, changes in net assets, and cash flows for the period from March 7, 2025 (Commencement of Operations) to December 31, 2025, and the related notes (collectively, the consolidated financial statements) and the consolidated financial highlights for the period from March 7, 2025 (Commencement of Operations) to December 31, 2025 (the consolidated financial statements and consolidated financial highlights are included in Item 1 of this Form N-CSR), and the consolidated schedule of investments as of December 31, 2025 (included in Item 6 of this Form N-CSR). In our opinion, the consolidated financial statements, consolidated financial highlights and consolidated schedule of investments present fairly, in all material respects, the financial position of the Fund as of December 31, 2025, the results of its operations, changes in its net assets and its cash flows for the period from March 7, 2025 (Commencement of Operations) to December 31, 2025, and the consolidated financial highlights for the period from March 7, 2025 (Commencement of Operations) to December 31, 2025, in conformity with U.S. generally accepted accounting principles.
Basis for Opinion
These consolidated financial statements, consolidated financial highlights and consolidated schedule of investments are the responsibility of the Fund's management. Our responsibility is to express an opinion on these consolidated financial statements, consolidated financial highlights and consolidated schedule of investments based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Fund in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.These consolidated financial statements and consolidated financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these consolidated financial statements and consolidated financial highlights based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (PCAOB) and are required to be independent with respect to the Fund in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.
We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements, consolidated financial highlights and consolidated schedule of investments are free of material misstatement, whether due to error or fraud. Our audit included performing procedures to assess the risks of material misstatement of the consolidated financial statements, consolidated financial highlights and consolidated schedule of investments, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the consolidated financial statements, consolidated financial highlights and consolidated schedule of investments. Such procedures also included confirmation of securities owned as of December 31, 2025, by correspondence with custodians, brokers and other counterparties; when replies were not received from custodians, brokers and/or counterparties, we performed other appropriate auditing procedures. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements, consolidated financial highlights and consolidated schedule of investments. We believe that our audit provides a reasonable basis for our opinion.

/s/ KPMG LLP

We have served as the Fund’s auditor since 2025.

New York, New York
February 26, 2026